FIRST AMENDMENT TO LOAN FACILITY AGREEMENT
                              AND GUARANTY

     THIS FIRST AMENDMENT TO LOAN FACILITY AGREEMENT AND GUARANTY (this "Amendment") dated as of October 30, 1997, by and between RUBY TUESDAY, INC., a Georgia corporation ("Sponsor"), each of the financial institutions listed on the signature pages hereof (the "Participants") and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, as servicer (in such capacity, the "Servicer");

                          W I T N E S S E T H:

     WHEREAS, Sponsor and Servicer, in order to make available a loan facility to certain franchisees of Sponsor, entered into that certain Loan Facility Agreement and Guaranty dated as of May 30, 1997 (as hereafter amended or modified, the "Loan Facility Agreement") by and among Sponsor, Servicer and the Participants;

     WHEREAS, in order to expedite the ongoing operations of the loan facility, Sponsor and the Servicer entered into that certain Servicing Agreement, dated as of May 30, 1997 (the "Servicing Agreement") to set forth certain agreements regarding fees and operations;

     WHEREAS, the Sponsor has requested, and the Servicer and the Participants have agreed, to enter into certain amendments to the Loan Facility Agreement to allow for, and set forth provisions governing the issuance of, standby letters of credit by the Servicer on behalf of the franchisees;

     WHEREAS, the Sponsor, the Participants and the Servicer wish to enter into this Amendment to set forth their understandings regarding the issuance of such letters of credit, all as more particularly set forth below;

     NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     SECTION I. Definitions. All terms used herein without definition shall have the meanings set forth for such terms in the Loan Facility Agreement.

     SECTION II.  Amendments.

     1.     Amendments to Section 1.1 of the Loan Facility Agreement.
Section 1.1 of the Loan Facility Agreement is hereby amended as follows:

     (a) By adding the following new definitions to such Section 1.1 in alphabetical order:


     "Letter of Credit" shall mean a standby letter of credit issued by the Servicer on behalf of a Borrower pursuant to the terms of the applicable Loan Commitment on the terms and conditions set forth in the applicable Loan Agreement.

     "Letter of Credit Fee" shall mean the fee paid by each Borrower pursuant to the terms of the applicable Loan Agreement with respect to all outstanding Letter of Credit Obligations thereunder.

     "Letter of Credit Obligations" shall mean, with respect to each Borrower, the aggregate of the face amount of all outstanding Letters of Credit issued by the Servicer on behalf of such Borrower pursuant to the applicable Loan Agreement plus, without duplication, the aggregate amount of unreimbursed draws on such Letters of Credit.

     "Letter of Credit Outstandings" shall mean the aggregate amount of all Letter of Credit Obligations.

     "Participant's Letter of Credit Fee" shall have the meaning set forth in Section 2.4(b).

     "Servicer's Letter of Credit Fee" shall have the meaning set forth in the Servicing Agreement.

     "Sponsor's Letter of Credit Fee" shall have the meaning set forth in the Servicing Agreement.


     (b) By deleting the definitions of "Loan Documents", "Loan Indebtedness", and "Participant's Unused Commitment" in their entirety and substituting the following in lieu thereof:

     "Loan Documents" means the Loan Agreement, the Promissory Note, any Personal Guaranty, any Spousal Consent, the Collateral Agreements, any Letters of Credit and any other documents relating to the Loan or Letters of Credit delivered by any Borrower or any guarantor or surety thereof to the Servicer and any amendments thereto (provided that such amendments are made with the consent of Sponsor, where such consent is required under this Agreement).

     "Loan Indebtedness" means all amounts due and payable by a Borrower under the terms of the Loan Documents for a given Loan and outstanding Letters of Credit, including, without limitation, outstanding principal, accrued interest, any commitment fees, letter of credit fees and all reasonable costs and expenses of any legal proceeding brought by the Servicer to collect any of the foregoing (including without limitation, reasonable attorneys' fees actually incurred).

     "Participant's Unused Commitment" shall mean, with respect to any Participant, the difference between such Participant's Participating Commitment and such Participant's Funded Participant's Interest, as further reduced by such Participant's Pro Rata Share of the Letter of Credit Outstandings.

     2.     Amendment to Article II of the Loan Facility Agreement.
Article II of the Loan Facility Agreement is hereby amended by deleting Sections 2.1, 2.2, 2.3, 2.4 and 2.10 thereof and substituting the following in lieu thereof:

     "2.1     Establishment of Commitment; Terms of Loans and Letters of
Credit.

     (a) Commitment. Subject to and upon the terms and conditions set forth in this Agreement and the other Operative Documents, and in reliance upon the guaranty of the Sponsor set forth herein, the Servicer hereby establishes a Commitment to the Sponsor to establish Loan Commitments and make Advances to such Franchisees (and to issue Letters of Credit on behalf of such Franchisees) as may be designated by the Sponsor in its Funding Approval Notices during a period commencing on the date hereof and ending on May 29, 1998 (as such period may be extended for one or more subsequent 364-day periods pursuant to Section 2.8 hereof, the "Commitment Termination Date") in an aggregate committed amount at any one time outstanding not to exceed THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000) (the "Commitment").

     (b) Authorization of Loan Commitments; Loan Terms; Letter of Credit Terms. Within the limits of the Commitment and in accordance with the procedures set forth in the Servicing Agreement, the Sponsor may authorize the Servicer to establish a Loan Commitment in favor of a Franchisee who meets the credit criteria established by the Sponsor. The amount of each Loan Commitment shall be determined by the Sponsor but shall not be less than $250,000 nor exceed $3,500,000 for any Franchisee. Pursuant to the Loan Commitment, the Servicer shall agree to make Advances to the Borrower thereunder in a minimum amount of $25,000 and in integral multiples of $1,000, such Advances not to exceed six (6) per month unless the Servicer shall otherwise agree. In addition, the Servicer shall agree to issue Letters of Credit on behalf of such Borrower in an aggregate amount at any one time outstanding not to exceed $250,000. Each Loan shall bear interest at the Borrower Rate designated by Sponsor in the applicable Funding Approval Notice, and interest shall be payable on each Payment Date and on the Maturity Date of such Loan when all principal and interest shall be due and payable in full. Each Loan may be prepaid in full or in part on any Business Day, without premium or penalty. The Loan Term of each Loan shall not exceed thirty-seven months. Each Letter of Credit shall be for a term of not more than one year (unless otherwise agreed by the Servicer) and shall mature on a date which is at least ten (10) days prior to the Maturity Date. Any drawing upon a Letter of Credit which is not reimbursed by the applicable Borrower on the same Business Day, the applicable Borrower shall be deemed to have requested an Advance to repay such amount and the Servicer shall make such Advance regardless of the minimum requirements set forth above and regardless of whether or not a Default or Event of Default exists under the applicable Loan Documents, which amounts shall be Advances for all purposes hereunder.

     (c) Obligation to Establish Loan Commitments. Servicer's obligation to establish each Loan Commitment under the Operative
Documents is subject to the fulfillment of the following conditions as of the Closing Date of such Loan:

     (i) this Agreement and each of the other Operative Documents shall be in full force and effect;

     (ii) the representations and warranties of the Sponsor contained in Sections 5.1 and 5.2 hereof shall be true and correct with the same effect as though such representations and warranties had been made on the Closing Date of such Loan;

     (iii) the Servicer shall have received a Funding Approval Notice from the Sponsor authorizing such Loan Commitment;

     (iv) all precedents and conditions to the Loan Commitment specified in the Servicing Agreement, together with such additional precedents and conditions as may, at Sponsor's election, be included in the applicable Funding Approval Notice, shall have been completed to the Servicer's reasonable satisfaction; and

     (v) no Credit Event or Unmatured Credit Event shall have occurred and be continuing.

     2.2     Conveyance of Participant's Interest.

     (a) The Servicer hereby sells, assigns, transfers and conveys to the Participants, without recourse or warranty, and each Participant hereby purchases from the Servicer, an undivided percentage ownership interest (which percentage shall be equal to each Participant's Pro Rata Share) in (i) the Commitment, (ii) the Loan Commitments, (iii) the Loans and Letter of Credit Obligations, (iv) the Collateral, (v) all rights against any guarantor of any Loan, including the Sponsor, and (vi) all right, title and interest to any payment or right to receive payment with respect to the foregoing (collectively, the "Participant's Interest"). Notwithstanding the foregoing, each Participant's right to receive payments of interest, commitments fees, letter of credit fees or other fees with respect to the Commitment, the Loan Commitments, the Loans and the Letter of Credit Obligations shall not exceed the amounts which such Participant is entitled to receive pursuant to the terms of this Agreement.

     (b) In consideration of the entry by each Participant into this Agreement and the obligation of each Participant hereunder, the Servicer shall issue to each Participant on the Closing Date, a Participation Certificate. Each Participation Certificate shall be in the amount of the relevant Participant's Participating Commitment, and the Funded Participant's Interest outstanding thereunder shall bear interest as hereinafter set forth and shall be payable as hereinafter set forth.

     (c) In accordance with the terms and conditions hereof, and in consideration of the sale of the Participant's Interest to such Participant, each Participant severally agrees from time to time, during the period commencing on the Closing Date and ending on the Final Termination Date, to fund its Pro Rata Share of outstanding Loans (including Advances made by the Servicer in connection with unreimbursed drawing upon outstanding Letters of Credit) made by the Servicer in an aggregate amount at any one outstanding not to exceed such Participant's Participating Commitment (subject to each Participant's obligations pursuant to Section 2.3(d) hereof).

     2.3 Funding of Advances; Funding of Participant's Interest in Loans; Purchase of Participation in Letters of Credit.

     (a) Funding of Advances and Issuance of Letters of Credit.. The Servicer shall fund Advances requested by the Borrowers pursuant to the terms of the Loan Documents in accordance with the terms of the applicable Loan Documents and the Servicing Agreement. On the date of any such funding, the Servicer shall elect whether or not to require the Participants to fund their respective Pro Rata Share of such Advance or Advances to be made on such date. In the event that the Servicer elects not to require the Participants to fund their Pro Rata Share of the Advances on such date, the Servicer shall make such Advance (each, a "Fronting Advance") to the Borrower for the account of the Servicer; provided that, the aggregate amount of Fronting Advances outstanding on any date shall not exceed the amount of STBA's Participating Commitment and further provided that the sum of (x) the aggregate Fronting Advances plus (y) the aggregated Funded Participant's Interest plus (z) the aggregate Letter of Credit Outstandings shall not exceed the amount of the Commitment. If (i) any Credit Event shall have occurred, (ii) after giving effect to any Advance, the aggregate Fronting Advances outstanding hereunder would exceed STBA's Participating Commitment, or (iii) the Servicer otherwise determines in its sole discretion to request a Participant Funding hereunder, then the Servicer shall notify the Participants pursuant to subsection (b) requesting a Participant Funding. The Servicer shall issue Letters of Credit requested by the Borrowers pursuant to the terms of the Loan Documents in accordance with the terms of the applicable Loan Documents and the Servicing Agreement. The Participants shall be notified in each Servicing Report of the aggregate amount of Letter of Credit Outstandings.

     (b)     Notification of Participant Funding.   In the event that the
Servicer desires that the Participants fund their respective Pro Rata Shares of Advances or Loans made or outstanding pursuant to the Loan Documents, the Servicer shall deliver written or telecopy notice to the Participants (or telephonic notice promptly confirmed in writing or by telecopy) (a "Participant Funding Request") by no later than 10:00 a.m. (Atlanta, Georgia time) on the date which is the requested date of the Participant Funding which shall specify (x) the date of the Participant Funding, which shall be a Business Day, and (y) each Participant's Pro Rata Share of the Loans outstanding to be funded in connection with such Participant Funding.

     (c)     Participant Obligation.   Each Participant shall make its
Participant Funding in the amount of its Pro Rata Share on the proposed date thereof by wire transfer of immediately available funds to the Servicer in Atlanta, Georgia by not later than 2:00 P.M. (Atlanta, Georgia time). Unless the Servicer shall have received notice from a Participant prior to the date of any Participant Funding that such Participant will not make available to the Servicer such Participant's Pro Rata Share of such Participant Funding, the Servicer may assume that the Participant has made such portion available to the Servicer on the date of such Participant Funding in accordance with this subsection (c) and the Servicer may, in reliance on such assumption, make available to the Borrowers a corresponding amount or credit the same to Fronting Advances. If and to the extent that such Participant shall not have made such portion available to the Servicer, such Participant and the Sponsor shall severally agree to repay the Servicer forthwith (on demand in the case of the Participant and within three (3) days of such demand in the case of the Sponsor), without duplication, such amount with interest at the Federal Funds Rate plus 2% per annum and, until such time as such Participant has repaid to the Servicer such amount, such Participant shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or the other Operative Documents, and (ii) shall not be entitled to receive any payments of interest, fees or repayment of the principal amount of such Advance which the Participant has failed to pay to the Servicer. If such Participant shall repay to the Servicer such amount, then such amount shall constitute part of such Participant's Funded Participant's Interest.

     (d) Participant's Obligation Absolute and Unconditional. Each Participant's obligations to fund its Pro Rata Share of any requested Participant Funding shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other right which such Participant may have against the Servicer, the Sponsor, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence of any Credit Event or Unmatured Credit Event, (iii) the occurrence of any Loan Default, (iv) any adverse change in the condition (financial or otherwise) of the Sponsor or any other Credit Party or any Borrower, (v) the acceleration or maturity of any Loan or the Sponsor's obligations hereunder or the termination of the Commitment, Loan Commitment or the Participating Commitments after the making of any Fronting Advance, (vi) any breach of this Agreement by the Sponsor or any other Participant, or
(vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (e)     Fundings Following Default.   Notwithstanding the foregoing
provisions of this Section 2.3, no Participant shall be required to fund its Pro Rata Share of any requested Participant Funding for purposes of refunding a Fronting Advance pursuant to subsection (d) above if a Credit Event, Unmatured Credit Event or Loan Default with respect to the relevant Loan has occurred and is continuing and, prior to the making by the Servicer of such Fronting Advance, the Servicer had received written notice from Sponsor, the relevant Borrower or any Participant specifying that such Credit Event, Unmatured Credit Event or Loan Default had occurred and was continuing (and identifying the same as a Credit Event, Unmatured Credit Event or Loan Default, as the case may be); provided that , in the case of an Unmatured Credit Event or Credit Event where the Participants are not pursuing remedies, the Participants will be obligated to fund their respective Pro Rata Shares of Fronting Advances as long as the aggregate amount of such Fronting Advances does not exceed $2,000,000. Each Participant expressly agrees, however, that it shall be obligated to fund its Pro Rata Share of requested Participant Funding with respect to Advances made by the Servicer with respect to unreimbursed drawings upon outstanding Letters of Credit whether or not a Credit Event, Unmatured Credit Event or Loan Default has occurred and is continuing and whether or not made as a Fronting Advance.

     2.4     Commitment Fees and Participant's Letter of Credit Fees.

     (a) Each Participant will receive from amounts paid by the Borrowers under the Loan Documents and the Sponsor under the Operative Documents, a commitment fee (the "Commitment Fee") with respect to the average daily amount of each Participant's Unused Commitment, for the period commencing on the Closing Date and ending on the Final Termination Date, or such earlier date as the Participating Commitment shall expire or terminate, equal to 0.1875% per annum, such Commitment Fee to be payable in arrears on each Payment Date which is the last day of a calendar quarter (a "Quarterly Date") commencing on June 30, 1997, calculated on the basis of a 360-day year and the actual number of days elapsed. The Letters of Credit Outstanding shall be deemed to be a utilization of the Commitment for purposes of calculating the Commitment Fee.

     (b) Each Participant will receive from amounts paid by the Borrowers under the Loan Documents and the Sponsor under the Operative Documents, a letter of credit fee (the "Participant's Letter of Credit Fee") with respect to the average daily amount of each Participant's Pro Rata Share of the Letter of Credit Outstandings, for the period commencing on the Closing Date and ending on the Final Termination Date, or such earlier date as the Participating Commitment shall expire or terminate, equal to 0.90% per annum, such Participant's Letter of Credit Fee to be payable in arrears on each Quarterly Date commencing on December 31, 1997, calculated on the basis of a 360-day year and the actual number of days elapsed.

     (c) All Commitment Fees and Participant's Letter of Credit Fees shall be paid on the dates due, in immediately available funds, to the Participants by the Servicer from amounts received from the Borrowers and Sponsor.

     (d) In the event that (i) the commitment fees received by the Servicer from the Borrowers and the Sponsor are not sufficient on any Quarterly Date to pay the Commitment Fees to the Participants required pursuant hereto, or (ii) the Letter of Credit Fees received by the Servicer from the Borrowers and the Sponsor are not sufficient on any Quarterly Date to pay the Participant's Letter of Credit Fees required pursuant hereto, the Sponsor shall, upon demand of the Servicer, immediately fund such difference to the Servicer (with such payment allocated to specific Loan Payment Defaults as agreed by Sponsor and Servicer) and either, at the election of the Sponsor, (x) the Sponsor shall be reimbursed by the Servicer upon receipt of such amount from the Borrower, (y) the Loan Indebtedness shall be deemed to be reduced by such amount upon a repayment or purchase of such Defaulted Loan by Sponsor in accordance with the terms of this Agreement, or (z) such amount shall be deemed to have satisfied Sponsor's obligation to cure such Loan Payment Default hereunder.

      2.10.     Pro Rata Treatment.

Subject to the application of payments pursuant to Article III and except as specifically provided therein, each payment of principal of any Funded Participant's Interest, each payment of interest with respect to the Funded Participant's Interest, each payment of the Commitment Fees and Participant's Letter of Credit Fees and each reduction of the Commitment shall be allocated pro rata among the Participants in accordance with their respective applicable Pro Rata Share. Each Participant agrees that in computing such Participant's portion of any Funded Participant's Interest to be made hereunder, the Servicer may, in its discretion, round each Participant's percentage of such Participant Funding Request to the next higher or lower whole dollar amount."

     3.     Amendment to Article III of the Loan Facility Agreement.
Article III of the Loan Facility Agreement is hereby amended by deleting such Article in its entirety and substituting the following in lieu thereof:

     III.     SERVICER'S SERVICING OBLIGATIONS; DISTRIBUTION OF PAYMENTS

     3.1     Servicer's Obligations with Respect to Loans; Collateral;
Non-Recourse.

     (a) The Servicer shall, for itself and the benefit of all of the Participants and the Sponsor, (i) document, close, manage, administer and collect the Loans and issue and administer the Letters of Credit in accordance with the terms of this Agreement and the Servicing Agreement and exercise all discretionary powers involved in such management, administration and collection and (ii) shall distribute the funds received with respect to the Loans and Letter of Credit Obligations and from the Sponsor in accordance with the terms of this Agreement. The Servicer agrees that it will exercise the same care in administering the Loans as it exercises with respect to loans of similar size and type in which no participations are allocated, and each of the Participants agrees that the Servicer shall have no further responsibility to the Participants.

     (b) The forms of Loan Agreement and Promissory Note used by the Servicer as documentation for each Loan shall be substantially in the forms attached hereto. The Sponsor shall have the right to direct the Servicer to make modifications to such forms and amendments thereto from time but the Sponsor may not direct the Servicer to revise or amend such forms so as to be inconsistent with the terms of Section 2.1 hereof.

     (c) Notwithstanding anything in this Agreement to the contrary, each of the Participants acknowledges and agrees that the Servicer shall have no obligation to the Participants with respect to (i) the creation, perfection, priority or continuation of any Lien on any Collateral obtained by the Servicer with respect to the Loans at the request of the Sponsor, or (ii) the obtaining or retention of any guaranties required by the Sponsor (other than to distribute any proceeds therefrom in accordance with the terms of this Article III). The Participants acknowledge and agree that the Sponsor has the right to release or modify the terms of, any Collateral or any Personal Guaranty.

     (d) Each of the Participants acknowledges and agrees that all payments made to the Participants pursuant to this Agreement by the Servicer shall be made solely from amounts received from the Sponsor, the Borrowers and other obligors or Collateral under the applicable Loan Documents and the Servicer shall have no personal liability for any amounts payable to the Participants hereunder.

     3.2     Application of Payments.

     (a) The Servicer and the Sponsor shall instruct each Borrower to make payments with respect to Loans, Letter of Credit Obligations and the Loan Commitments directly to the Servicer, either by mail, wire transfer or debit pursuant to an ACH Authorization (as such term is defined in the Servicing Agreement).

     (b) On each Payment Date which is the last day of a calendar quarter, all payments of commitments fees received by the Servicer from the Borrowers and the Sponsor and not previously distributed, shall be applied to pay the Commitment Fees, with any excess amount applied in accordance with the terms of the Servicing Agreement.

     (c) On each Payment Date, all payments of interest received by the Servicer from the Borrowers and the Sponsor pursuant to its Guaranty contained herein with respect to the Loans and not previously distributed by the Servicer, shall be applied to pay all accrued but unpaid interest on the Funded Participant's Interest pursuant to this Agreement, then to pay all accrued but unpaid Servicing Fees and then to pay the Sponsor's Fee, in accordance with the terms of the Servicing Agreement.

     (d) On each Payment Date, all payments of Letter of Credit Fees received by the Servicer from the Borrowers and the Sponsor pursuant to its Guaranty contained herein with respect to the Letter of Credit Obligations and not previously distributed by the Servicer, shall be applied to pay all accrued but unpaid Participant's Letter of Credit Fees on the Funded Participant's Letter of Credit Interest pursuant to this Agreement, then to pay all accrued but unpaid Servicer's Letter of Credit Fees and then to pay the Sponsor's Letter of Credit Fee, in accordance with the terms of the Servicing Agreement.

     (e) On any Business Day on which the Servicer shall receive any payment in respect of the principal amount of any Loan, whether from a Borrower, the Sponsor pursuant to its Guaranty contained herein, or any other obligor with respect thereto, the Servicer may elect, in its sole discretion to (i) apply such principal payment to fund any requested Advances, (ii) apply such amount to repay any outstanding Fronting Advances, or (iii) to either (x) distribute such amount to the Participants to reduce each Participant's Funded Participant's Interest or (y) apply such amount to STBA's Funded Participant's Interest only (with the understanding that the Funded Participant's Interest of each Participant shall not be deemed to have been repaid until such amount is actually received by such Participant); provided that, in the event that the Servicer elects to apply any repayment to reduce STBA's Funded Participant's Interest without a corresponding reduction of the other Participant's Funded Participant's Interest, STBA shall be obligated to make a payment to each Participant equal to such Participant's Pro Rata Share of such payment upon the earlier of (i) the next Payment Date and
(ii) the occurrence of a Credit Event hereunder.

     (f) If during any period when no Credit Event has occurred and is continuing, amounts received by Servicer are not capable of being allocated to any specific Loan or Letter of Credit Obligations or, in the case of amounts allocable to a specific Loan or Letter of Credit Obligations, are not sufficient to repay all obligations then due and owing with respect thereto, such amounts shall be applied by the Servicer as follows: (i) first, to the payment of Commitment Fees and Participant's Letter of Credit Fees owing to the Participants hereunder,
(ii) second, to the payment of accrued interest on the Funded Participant's Interest hereunder, (iii) third, to the payment of the Servicing Fees and Servicer's Letter of Credit Fees owing under the Servicing Agreement, (iv) fourth, to the repayment of the Funded Participant's Interests outstanding hereunder, (v) fifth, to the payment of all other amounts owing to the Servicer or any Participant hereunder, and (vi) sixth, if all obligations of the Sponsor pursuant to the Operative Documents have been satisfied in full, to the Sponsor.

     (g) During any period when a Credit Event has occurred and is continuing, any amounts received by Servicer with respect to the Loans or the Letter of Credit Obligations shall be applied, after deduction of any expenses incurred in the collection of any such amounts, as follows (i) first, to the payment of any accrued and unpaid Servicing Fees and Servicer's Letter of Credit Fees, (ii) second, to each Participant in accordance with Pro Rata Share, and (iii) thereafter, to such Persons as may be legally entitled thereto.

     (h) If not sooner repaid, all amounts due and payable to the Servicer and the Participants shall be due and payable in full on the Final Termination Date, and if any Letter of Credit Obligations are outstanding on such date, the Sponsor shall be required to post cash collateral for such Letter of Credit Obligations in an amount equal to 105% thereof.

     3.3.     Servicing Report.

     On each Payment Date, the Servicer shall telecopy to the Sponsor and each Participant a servicing report in the form of Exhibit F attached hereto (the "Servicing Report") setting forth the following information with respect the Loans:

     a. the aggregate principal balance of the Loans as of the close of business on the last Business Day of the preceding Payment Period;

     b. the aggregate amount of Loans repurchased by the Sponsor or amounts collected with respect to the Collateral for the Loans;

     c. the aggregate amount of Letter of Credit Outstandings as of the close of business on the last Business Day of the preceding Payment Period;

     d. the aggregate Loan Commitments as of the close of business on the last Business Day of the preceding Payment Period; and

     e. each Loan which is fifteen days or more past due (including the past due amount and the number of days past due)."

     4.     Amendment to Article IV of the Loan Facility Agreement
Article IV of the Loan Facility Agreement is hereby amended by deleting Sections 4.3 and 4.4 thereof and substituting the following in lieu thereof:

     4.3     Defaulted Loan Guaranty Demand.

     (a) In the event that following the end of a Response Period, a Loan Payment Default is not cured or in the event that any other Loan Default is not then waived, the Servicer shall have the right at any time thereafter, to demand payment of the entire Loan Indebtedness with respect to such Loan from the Sponsor pursuant to Article VIII hereof, which amount, subject to the limitations set forth therein, shall be due and payable on the date which is five (5) days following demand. The Sponsor hereby acknowledges and agrees that the requirement for payment in full of the Loan Indebtedness shall include the posting of cash collateral with the Servicer in an amount equal to 105% of the outstanding Letter of Credit Obligations of such Borrower.

     (b) In the event that the Sponsor is not obligated to repay the Loan Indebtedness with respect to a Defaulted Loan pursuant to the
Article VIII hereof or in the event that a Credit Event has occurred and is continuing and Sponsor has not purchased all outstanding Loans hereunder, the Sponsor agrees that the Servicer shall be released from its obligations to the Sponsor hereunder with respect to administering and enforcing all Loans and may administer and enforce such Loans and Letter of Credit Obligations as it deems appropriate, without regard to any limitations or restrictions set forth herein (but subject to Article III hereof in all events) or in any other Operative Document."

     4.4     No Waiver or Cure Available.

     Notwithstanding anything contained in this Article to the contrary, the Sponsor shall, within seven (7) days of its receipt of a written demand from the Servicer instructing it to do so, make payment of the Loan Indebtedness of any Loan and assume the Loan Commitment of a Defaulted Borrower whose Loan Default either arises from the bankruptcy or insolvency of the Borrower or the termination of the Sponsor's franchise agreement with such Borrower. The Sponsor hereby acknowledges and agrees that the requirement for payment in full of the Loan Indebtedness shall include the posting of cash collateral with the Servicer in an amount equal to 105% of the outstanding Letter of Credit Obligations of such Borrower."

     5.     Amendment to Section 7.1 of the Loan Facility Agreement.
Section 7.1 of the Loan Facility Agreement is hereby amended by adding the following sentence at the end thereof:

     "The Sponsor hereby acknowledges and agrees that its obligation hereunder to purchase all outstanding Loans and Loan Commitments shall include the obligation to immediately post cash-collateral for all outstanding Letter of Credit Obligations in an amount equal to 105% of the amount thereof."

     6.     Amendment to Section 9.1 of the Loan Facility Agreement.
Section 9.1(b) of the Loan Facility Agreement is hereby amended by deleting such subsection in it entirety and substituting the following in lieu thereof:

     (b) In addition to amounts payable elsewhere provided in this Agreement, without duplication, the Sponsor hereby agrees to protect, indemnify, pay and save the Servicer and each Participant harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Servicer or any Participant may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of a Borrower, other than as a result of the gross negligence or willful misconduct of the Servicer; (ii) the failure of the Servicer to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or governmental authority; or (iii) any third party claim arising therefrom."

     7.     Amendment to Article X of the Loan Facility Agreement
Article X of the Loan Facility Agreement is hereby amended by deleting such Article in its entirety and substituting the following in lieu thereof:

     ARTICLE X

     The terms of this Loan Facility Agreement shall survive the termination of the Commitment hereunder and the termination of any Loan Commitment established pursuant the terms hereof until (x) the indefeasible payment in full of each of the Loans, (y) the termination of each of the Letters of Credit outstanding, and (z) the indefeasible payment in full of all outstanding Letter of Credit Obligations. Notwithstanding the foregoing, Article IX hereof shall survive the termination of this Agreement upon such repayment and termination."


     8.     Amendment to Exhibits to the Loan Facility Agreement   The
Loan Facility Agreement is hereby amended by deleting Exhibits C and F thereto in their entirety and substituting the forms of Exhibits C and F attached hereto in lieu thereof.

     SECTION III. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the "Effective Date") when this Amendment shall have been executed and delivered by Sponsor and the Participants to the Servicer.

     SECTION IV. Representations and Warranties of Sponsor. Sponsor, without limiting the representations and warranties provided in the Loan Facility Agreement, represents and warrants to the Participants and the Servicer as follows:

     (a) The execution, delivery and performance by Sponsor of this Amendment are within Sponsor's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Sponsor or any indenture, agreement or other instrument to which Sponsor is a party or by which Sponsor or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

     (b) This Amendment constitutes the legal, valid and binding obligations of Sponsor, enforceable against Sponsor in accordance with their respective terms.

     (c) No Unmatured Credit Event or Credit Event has occurred and is continuing as of the Effective Date.

     SECTION V. Survival. Each of the foregoing representations and warranties and each of the representations and warranties made in the Loan Facility Agreement shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Sponsor under the Loan Facility Agreement, and it shall be an Credit Event if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Loan Facility Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Participants or the Servicer.

     SECTION VI. No Waiver, Etc. Sponsor hereby agrees that nothing herein shall constitute a waiver by the Participants of any Unmatured Credit Event or Credit Event, whether known or unknown, which may exist under the Loan Facility Agreement. Sponsor hereby further agrees that no action, inaction or agreement by the Participants, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Loan Facility Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Loan Facility Agreement or any portion thereof, or any other matter relating to the Loan Facility Agreement, shall require or imply any future indulgence, waiver, or agreement by the Participants. In addition, Sponsor acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Participant with regard to any of the obligations due under the terms of the Loan Facility Agreement as of the date of this Amendment.

     SECTION VII. Ratification of Loan Facility Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Loan Facility Agreement and the other Operative Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Loan Facility Agreement as amended herein. All future references to the Loan Facility Agreement shall be deemed to refer to the Loan Facility Agreement as amended hereby.

     SECTION VIII. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

     SECTION IX. Costs, Expenses and Taxes. Sponsor agrees to pay on demand all reasonable costs and expenses of the Servicer in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Servicer with respect thereto and with respect to advising the Servicer as to its rights and responsibilities hereunder and thereunder. In addition, Sponsor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Servicer and each Participant harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION X. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     SECTION XI. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

     SECTION XII. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

                                  [Signatures Set Forth on Next Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.


RUBY TUESDAY, INC.

By: /s/ J. Russell Mothershed
Title: C.F.O.

Attest: /s/ Pfilip G. Hunt
Secretary

[CORPORATE SEAL]



SUNTRUST BANK, ATLANTA, as Servicer



By:
Title:



By:
Title:


SUNTRUST BANK, ATLANTA


By:
Title:


By:
Title:




AMSOUTH BANK OF ALABAMA


By:
Title:


WACHOVIA BANK, N.A.


By:
Title:


BARNETT BANK, N.A.


By:
Title:



HIBERNIA NATIONAL BANK


By:
Title:



FIRST TENNESSEE BANK


By:
Title: